Exhibit 5.3

April 30, 2014

QVC San Antonio, LLC

9855 Westover Hills Boulevard

San Antonio, TX  78251

Re:                             Registration Statement on Form S-4 with respect to the Exchange Notes (defined below) (the “Registration Statement”) to be filed by QVC, Inc., a Delaware corporation (the “Issuer”), with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have acted as local Texas counsel to QVC San Antonio, LLC, a Texas limited liability company (the “Company”), in connection with the public offering of $400,000,000 aggregate principal amount of the Issuer’s 3.125% Senior Secured Notes due 2019 (the “2019 Exchange Notes”) and $600,000,000 aggregate principal amount of the Issuer’s 4.850% Senior Secured Notes due 2024 (the “2024 Exchange Notes” and together with the 2019 Exchange Notes, the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) pursuant to which the 2019 Exchange Notes will be issued in exchange for a like principal amount of the Issuer’s issued and outstanding 3.125% Senior Secured Notes due 2019 (the “Original 2019 Notes”) and the 2024 Exchange Notes will be issued in exchange for a like principal amount of the Issuer’s issued and outstanding 4.850% Senior Secured Notes due 2024 (together with the Original 2019 Notes, the “Original Notes”). The Exchange Notes will be issued under the Issuer’s Indenture, dated March 18, 2014 (the “Indenture”) among the Issuer, the Company and certain other subsidiaries of the Issuer (the Company and such other subsidiaries are collectively referred to herein as the “Guarantors” and together with the Issuer, the “Credit Parties”) and U.S. Bank National Association, as trustee, as contemplated by the Registration Rights Agreement, dated March 18, 2014, among the Credit Parties and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the owners of the Original Notes.

In connection with this opinion letter, we have examined the (1) the Indenture; (2) the forms of the Exchange Notes and related Notations of Guarantee; (3) the organizational documents of the Company; and (4) certain resolutions adopted by the governing body or entity

901 Main Street, Suite 6000 • Dallas, Texas 75202 • (214) 953-6000 • fax (214) 953-5822
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of the Company relating to the Indenture, the Registration Rights Agreement, the issuance of the Original Notes and related Notations of Guarantee, and related matters.  We have also examined certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary to enable us to state the opinions expressed below.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect on such parties.  As to any facts material to the opinions expressed herein, we have relied upon the representations contained in the Registration Statement and the Indenture, upon certificates of officers or other representatives of the Company.

Our opinions expressed herein are limited solely to matters governed by the laws of the State of Texas (excluding, however, securities laws and other laws which are understood as a matter of customary practice to be covered by third-party opinion letters only when they are referred to expressly).  We express no opinion as to the application of the laws of any other jurisdiction or the securities or blue sky laws of the various states to the Exchange Offer.

Based upon the foregoing and subject to our stated assumptions, qualifications and limitations, in our opinion:

1.             Based on (a) the Certificate of Fact dated April 28, 2014, issued by the Office of the Secretary of State of the State of Texas, a copy of which is attached hereto as Exhibit A, and (b) the page entitled “Franchise Tax Account Status” as of April 28, 2014, 9:24:04 AM obtained from the website of the Texas Comptroller of Public Accounts, a copy of the printout of which is attached hereto as Exhibit B, the Company is validly existing as a limited liability company under the laws of the State of Texas and its Franchise Tax status (i.e. right to transact business in the State of Texas) is “Active” (meaning that its right to transact business in the State of Texas has not been forfeited for failure to file a franchise tax report or pay franchise taxes).

2.             The execution, delivery and performance by the Company of the Indenture as a Guarantor (including its guarantee of the Exchange Notes pursuant thereto) are within its limited liability company powers, have been duly authorized by all necessary limited liability company action of the Company, and do not result in a violation of any provisions of (i) the Certificate of Formation of the Company dated October 28, 2008, filed in the Office of the Secretary of State of the State of Texas on October 28, 2008, or (ii) the Company Agreement of the Company dated October 29, 2008.

This opinion letter speaks only as of the date hereof and is being delivered to you in connection with the above described transactions and may not be relied on by you for any other purpose.  This opinion may also be relied upon by Sherman & Howard L.L.C. in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement.  Further, we hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the caption, “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

JCH; RSR

Exhibit A

Certificate of Fact

Exhibit A Certificate of Fact Corporation Section P.O. Box 13697 Austin, Texas 8711-3697 Nandita Berry Secretary of State Office of the Secretary of State Certificate of Fact The undersigned, as Secretary of State of Texas, does hereby certify that the document, Certificated of Conversion for QVC San Antonio, LLC (file number 801045631), a Domestic Limited Liability Company (LLC), was filed in this office on October 28, 2008. It is further certified that the entity status in Texas is in existence. In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on April 28, 2014. Nandita Berry Secretary of State Come visit us on the internet at http://www.sos.state.tx.us/ Phone: (512) 463-5555 Fax: (512) 463-5709 Dial: 7-1-1 for Relay Services Prepared by: SOS-WEB TID: 10264 Document: 541113180003

Exhibit B

Franchise Tax Account Status

Exhibit B Franchise Tax Account Status Taxable Entry Search Results Taxable Entity Search Help Franchise Tax Account Status As of 04/28/2014 09:24:04 AM This page is Not Sufficient for Fillings with the Secretary of State Obtain a certification for filings with the Secretary of State QVC SAN ANTONIO, LLC Texas Taxpayer Number 15217654951 Mailing Address 1200 WILSON DR WEST CHESTER, PA 19380-4262 Rights to Transact Business in Texas ACTIVE State of Formation TX Effective SOS Registration Date 10/29/2008 Texas SOS File Number 0801045631 Registered Agent Name CORPORATION SERVICE COMPANY DBA CSC - LAWYERS INCO Registered Office Street Address 211 E, 7TH STREET SUITE 620 AUSTIN, TX 78701 Officers And Directors Information Texas gov | Statewide Search from the Taxes State Library | State Link Policy | Texas Homeland Security Susan Combs, Texas comptroller Window on State Government Contact Us Privacy and security policy | Accessibility policy | Link Policy | Public Information Act | Compact with Texans

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